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                                                                   EXHIBIT 21.01


                     Subsidiaries of Saks Holdings, Inc.



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

Name of Subsidiary                     Additional Names                             Jurisdiction of
      as per                             under which                                Incorporation
Certificate of Incorporation           Subsidiary Does Business

Saks & Company                         Saks Fifth Avenue                            New York
                                       Off 5th - Saks Fifth Avenue Outlet

Cafe SFA -                             Saks Fifth Avenue                            California
Minneapolis, Inc.

Saks Fifth Avenue, Atlanta, Inc.       Saks Fifth Avenue                            Georgia

Saks Fifth Avenue Food                 Saks Fifth Avenue                            California
Corporation

Saks Fifth Avenue, Inc.                Saks Fifth Avenue                            Massachusetts
                                       Off 5th - Saks Fifth Avenue Outlet

Saks Fifth Avenue - Louisiana          Saks Fifth Avenue                            Delaware
Inc.

Saks Fifth Avenue of Missouri,         Saks Fifth Avenue                            Missouri
Inc.

Saks Fifth Avenue of Ohio, Inc.        Saks Fifth Avenue                            Delaware
                                       Off 5th - Saks Fifth Avenue Outlet

Saks Fifth Avenue of Texas,            Saks Fifth Avenue                            Delaware
Inc.                                   Off 5th - Saks Fifth Avenue Outlet

Saks Fifth Avenue - Stamford           Saks Fifth Avenue                            Connecticut
Inc.
(Formerly Saks Fifth Avenue
New Haven, Inc.)

Saks Specialty Stores, Inc.            Saks Fifth Avenue                            Delaware
                                       Off 5th - Saks Fifth Avenue Outlet

S.F.A. Data Processing, Inc.           Saks Fifth Avenue                            Delaware

SFA Folio Collections, Inc.            Folio                                        New York
                                       SFA Folio
                                       Saks Fifth Avenue Folio

SFA Boca Inc.                          Saks Fifth Avenue                            Delaware
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
Name of Subsidiary                     Additional Names                             Jurisdiction of
      as per                             under which                                Incorporation
Certificate of Incorporation           Subsidiary Does Business

SFA Post Street                        Saks Fifth Avenue                            Delaware

The Restaurant at Saks Fifth           Saks Fifth Avenue                            New York
Avenue Corporation                     Cafe SFA
(formerly Fashions for Men)

Fifth Win, Inc.                        Saks Fifth Avenue                            Delaware

Ohio Win, Inc.                         Saks Fifth Avenue                            Delaware
(formerly Mass Win, Inc.)

Or. Win, Inc.                          Saks Fifth Avenue                            Delaware
(formerly Lou Win, Inc.)

Vir. Win, Inc.                         Saks Fifth Avenue                            Delaware

York Win Realty, Inc.                  Saks Fifth Avenue                            Delaware
(formerly New Win, Inc.)

Calwin Realty II, Inc.                 Saks Fifth Avenue                            Delaware

Tex Win II, Inc.                       Saks Fifth Avenue                            Delaware

Win Realty Holdings II, Inc.           Saks Fifth Avenue                            Delaware

Cal SFA, Inc.                          Saks Fifth Avenue                            New York
(survivor of merger with Calwin
Realty, Inc.)

Penn SFA, Inc.                         Saks Fifth Avenue                            New York
(survivor of merger with Win
Realty Holdings, Inc.)

Tex SFA, Inc.                          Saks Fifth Avenue                            New York
(survivor of merger with Tex
Win, Inc.)

Fifteenth Win, Inc. (Formerly          Saks Fifth Avenue                            Delaware
Winrock, Inc.)                         Off 5th - Saks Fifth Avenue Outlet

SFA Finance Company                    Saks Fifth Avenue                            Delaware

SFA Finance Company II                 Saks Fifth Avenue                            Delaware

SFA Real Estate Co.                    Saks Fifth Avenue                            Delaware

Saks Fifth Avenue Distribution         Saks Fifth Avenue                            Delaware
Company
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
Name of Subsidiary                     Additional Names                             Jurisdiction of
      as per                             under which                                Incorporation
Certificate of Incorporation           Subsidiary Does Business


HNY, Inc.                                                                           Delaware

FCT, Inc.                                                                           Delaware

The Gallery, Inc.                                                                   Pennsylvania

Gimbels Food Services, Inc.                                                         Pennsylvania

Modern Realty Company                                                               Pennsylvania

Saks-Chicago, Inc.                                                                  Delaware
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